POWER OF ATTORNEY

FOR SECURITIES AND EXCHANGE COMMISSION AND RELATED FILINGS

Each of the undersigned Trustees of Two Roads Shared Trust (the “Trust”) hereby appoints James Colantino and Richard Malinowski (with full power to each of them to act alone) as his or her attorney-in-fact and agent, in all capacities, to execute and file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, as amended, under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, relating to the transaction listed below, and any and all amendments thereto, and any other documents related thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

•	Reorganization of the Conductor Global Equity Value Fund, a series of the Trust, to Conductor Global Equity Value ETF, a newly formed series of the Trust.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of the 19 day of April.

          /s/Mark Garbin

Mark Garbin                                                              Mark Gersten

Trustee                                                                       Trustee

/s/Neil Kaufman                                                      /s/Anita Krug___________________

Neil Kaufman                                                             Anita Krug

Trustee                                                                       Trustee